NORTHBROOK LIFE INSURANCE COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847.402.2400
                             Facsimile 847.402.4371

Michael J. Velotta
Vice President, Secretary
   and General Counsel

                                  June 3, 1998

TO:   Northbrook Life Insurance Company
      Northbrook, Illinois 60062

FROM: Michael J. Velotta Vice President,
      Secretary and General Counsel

RE:   Form N-4 Registration Statement Under the Investment
      Company Act of 1940
      File No. 33-35412


     With reference to the Registration Statement on Form N-4 filed by Northbrook Life Insurance Company with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. Northbrook Life Insurance Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Illinois.

     2. The Contracts covered by the above Registration Statement have been or will be approved and authorized by the director of Insurance of the State of Delaware and when issued will be valid, legal and binding obligations of Northbrook Life Insurance Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Statement of Additional Information constituting a part of the Registration Statement.

                                   Sincerely,


                                /s/Michael J. Velotta
                                   ------------------
                                   Michael J. Velotta
                                   Vice President, Secretary
                                     and General Counsel